SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549


	FORM 8-K


	Current Report
	Pursuant to Section 13 or 15(d) of
	The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       August 20, 1998

	Advanced Medical Products, Inc.
	(Exact name of registrant as specified in its charter)

	Delaware
	(State or other jurisdiction of incorporation)

       16-1284228
(Commission File Number)			(IRS Employer
Identification No.)


  6 Woodcross Drive, Columbia, SC				    29212
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(803) 407-3044

       Not Applicable
	(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant's accountant, BDO Seidman LLP, was dismissed on August 20,
1998.

Registrant's former principal accountant's reports on its financial statements for each of the past two years contained a "going concern" opinion, although management of Registrant had no disagreement (as defined in Reg. 229.304(a)(1)(iv) and the Instructions to Item 304) with regard to such opinions. The decision to dismiss Registrant's former accountant was recommended by the Audit Committee of its Board of Directors and approved by the Board of Directors, and was based primarily on cost consideration.

During Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with Registrant's former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
 To Registrant's recollection, its former accountant has not advised it that (a) internal controls necessary for Registrant to develop reliable financial statements do not exist; (b) information has come to the accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (c) it needs to expand significantly the scope of its audit during such time period; and (d) information has come to the accountant's attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

Registrant has engaged as its principal accountant the firm of McGladrey
& Pullen, LLP, effective as August 20, 1998. During Registrant's two most recent fiscal years or any subsequent interim period prior to engaging such accountant, neither Registrant nor someone on its behalf consulted the newly engaged accountant regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, or (ii) any matter that was either the subject of a "disagreement" (as defined in Reg. 229.304(a)(1)(iv) and the Instructions to Item 304) or a "reportable event" (as described in Reg. 229.304(a)(1)(v)).


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired: None required.

(b)	Pro forma financial information: None required.


	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ADVANCED MEDICAL PRODUCTS, INC.


Date: October   14, 1998 			By:  RONALD G. MOYER

         Ronald G. Moyer
Chief Executive Officer


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